UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On February 7, 2013, Accuray Incorporated (“Accuray”) announced the pricing of its offering of $100 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2018 (the “Notes”) to certain qualified institutional buyers (collectively, the “QIBs”).  The Notes were offered and sold to the QIBs (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  Accuray received net proceeds of approximately $96.1 million from the Offering, after deducting the initial purchasers’ discount and commission and the estimated expenses of the Offering payable by Accuray. The closing of the Offering is expected to occur on February 13, 2013. Accuray has also granted to the initial purchasers of the notes the right to purchase up to an additional $15 million aggregate principal amount of notes.

The Notes will be governed by an indenture between Accuray and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), to be dated February 13, 2013.

The Notes will bear interest at a rate of 3.50% per year, payable semi-annually in arrears in cash on February 1 and August 1 of each year, beginning on August 1, 2013. The Notes will mature on February 1, 2018, unless earlier repurchased or converted.

The Notes are convertible, as described below, into common stock of Accuray at an initial conversion rate equal to 187.6877 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to a conversion price of approximately $5.33 per share of common stock, subject to adjustment.

Holders of the Notes may convert their Notes at any time until the close of business on the business day immediately preceding the maturity date.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, in the event of a fundamental change, as defined in the Indenture, holders of the Notes may require Accuray to purchase all or a portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

Item 7.01. Regulation FD Disclosure.

On February 7, 2013, Accuray began using an investor presentation with respect to the Offering.  A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01. Other Events.

On February 7, 2013, Accuray issued a press release describing the Offering, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Investor Presentation, dated February 7, 2013.
99.2	Press Release dated February 7, 2013, titled “Accuray Prices Offering of $100 Million 3.50% Convertible Senior Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: February 8, 2013	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Investor Presentation, dated February 7, 2013.
99.2	Press Release dated February 7, 2013, titled “Accuray Prices Offering of $100 Million 3.50% Convertible Senior Notes.”